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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-72651 pertaining to the CD Warehouse, Inc. Amended 1996 Stock Option Plan, the Registration Statement Form S-3 No. 333-58451 for the registration of 2,036,730 shares of common stock and the Registration Statement Form S-3 No. 333-72755 for the registration of 316,430 shares of common stock, and the related Prospectuses of our report dated February 19, 1999, with respect to the consolidated financial statements of CD Warehouse, Inc. included in the Annual Report Form 10-KSB for the year ended December 31, 1998.


                                        /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 15, 1999